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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-78079) of our report dated February 11, 2000 (except Note 11, as to which the date is March 28, 2000; Note 12, as to which the date is May 12, 2000 and Note 13, as to which the date is November 20,
2000), relating to the consolidated financial statements of Bluefly, Inc. as of December 31, 1999 and for the year then ended, which appears in the Current Report on Form 8-K dated November 20, 2000.



PricewaterhouseCoopers LLP
New York, New York
January 8, 2001